Exhibit 10.22

FIRST AMENDMENT

TO THE

PRUDENTIAL SUPPLEMENTAL EMPLOYEE SAVINGS PLAN

(Effective as of January 1, 2004, as revised)

Eliminating the eligibility requirement of participation in The Prudential Employee

Savings Plan; Delaying payment of benefits under the Prudential Supplemental

Employee Savings Plan for six months following termination of employment

Purpose and Background:

A.	Pursuant to 7.1(b) of the Prudential Supplemental Employee Savings Plan (the “Plan”), the Vice President for Corporate Human Resources of Prudential (as defined below), or the successor to his or her duties relating to Corporate Human Resources has the authority to amend the Plan on behalf of The Prudential Insurance Company of America (“Prudential”) with respect to certain ministerial changes and other changes to eligibility provisions of the Plan.

B.	Effective January 1, 2006, in compliance with Internal Revenue Code section 409A and related guidance thereto, Prudential desires to amend the Plan to include the following provisions:

(1)	Employees are not required to participate in The Prudential Employee Savings Plan to be eligible employees in the Plan.

(2)	Payments of Plan benefits under Section 5.1 of the Plan shall be delayed for six months following a participant’s termination of employment.

Resolutions

1.	Section 2.1(ii) of the Plan is hereby amended by replacing the term “and” at the end thereto with the new sentence to read as follows:

“Notwithstanding the foregoing, effective January 1, 2006, an Employee may be an Eligible Employee whether or not such Employee is participating or has been precluded from participating in the PESP, pursuant to subsections (A) or (B) herein, as of the time that the Code Compensation Limit is reached for a particular Plan Year; and”

2.	Section 5.1 of the Plan is hereby amended by adding the following new sentence to the end thereto:

“Notwithstanding the foregoing, effective January 1, 2006, a Participant’s Account shall be paid to such Participant in a lump sum on the date six months following his or her Termination of Employment.”

DATE: December 21, 2005	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

/s/ SHARON C. TAYLOR
Sharon C. Taylor
Senior Vice President of
Corporate Human Resources

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